Exhibit 99.1

                         Tri City Bankshares Corporation
                        Quarterly Brochure Financial Data

     INCOME STATEMENT (unaudited)

                                  Six Months Ended        Three Months Ended
                               06/30/05     06/30/04     06/30/05     06/30/04
Interest Income              $18,575,012  $16,259,161  $ 9,443,235  $ 8,185,371
Interest Expense               3,342,154    2,348,646    1,789,205    1,161,736
                             -----------  -----------  -----------  -----------
Net Interest Income           15,232,858   13,910,515    7,654,030    7,023,635
Other Income                   3,699,452    3,274,250    1,584,477    1,699,528
Less: Other Operating
      Expenses                11,919,543   11,895,105    6,030,706    6,035,239
                             -----------  -----------  -----------  -----------
Income Before Income Taxes     7,012,767    5,289,660    3,207,801    2,687,924
Provision for Income Taxes     2,297,000    1,505,000    1,043,000      805,000
                             -----------  -----------  -----------  -----------
Net Income                   $ 4,715,767  $ 3,784,660  $ 2,164,801  $ 1,882,924
Net Income Per Common Share  $      0.56  $      0.46  $      0.26  $      0.23

     BALANCE SHEET (unaudited) June 30, 2005 and 2004

Assets                              2005           2004       Liabilities & Equity               2005           2004
Cash and Due                  $  26,861,425  $  26,488,026    Non Interest Bearing         $ 153,075,283  $ 157,329,084
Investment Securities           143,692,373    169,383,824    Interest Bearing               414,916,992    401,965,827
                                                                                           -------------  -------------
Federal Funds Sold                        -              -    Total Deposits                 567,992,275    559,294,911
Total Loans                     496,590,385    448,391,928    Short Term Debt                 32,520,306     25,000,898
Reserve for Loan Losses          (5,585,347)    (5,452,869)   Other Liabilities                1,330,991      1,346,230
                              -------------  -------------                                 -------------  -------------
Net Loans                       491,005,038    442,939,059    Total Liabilities              601,843,572    585,642,039
Bank Premises & Equipment        20,616,882     21,136,830    Common Stock                     8,517,100      8,326,459
Cash surrender value of
  life insurance                 10,558,119     10,180,968    Additional Paid-In Capital      19,427,062     15,903,993
Other Assets                      5,104,844      4,689,334    Retained Earnings               68,050,947     64,945,550
                              -------------  -------------                                 -------------  -------------
                                                                                              95,995,109     89,176,002
                                                                                           -------------  -------------
Total Assets                  $ 697,838,681  $ 674,818,041    Total Liabilities & Equity   $ 697,838,681  $ 674,818,041
                              =============  =============                                 =============  =============


                                 Stock Valuation

     The Corporation's stock is traded on the over-the-counter market under the trading symbol "TRCY." Trading in the Corporation's stock is limited and sporadic and the Corporation believes that no established trading market for the Corporation's stock exists. For purposes of the Corporation's Automatic Dividend Reinvestment Plan, the Board of Directors is required to establish the "Fair Market Value" of the Corporation's stock on a quarterly basis based on factors set forth in the Dividend Reinvestment Plan. The following table sets forth the Fair Market Value established under the Dividend Reinvestment Plan over the past two years.



April 2005            $ 19.60               April 2004          $ 19.40
January 2005            19.50               January 2004          19.40
October 2004            19.40               October 2003          19.20
July 2004               19.40               July 2003             19.20